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                                                                EX-99.B(j)(A)(1)

                          Independent Auditors' Consent

The Board of Trustees of
Wells Fargo Funds Trust:

We consent to the use of our reports for the Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Equity Index Fund, Equity Value Fund, Growth Fund, Growth Equity Fund, Index Fund, International Equity Fund, Large Cap Appreciation Fund, Large Company Growth Fund, Mid Cap Growth Fund, SIFE Specialized Financial Services Fund, Small Cap Growth Fund, Small Cap Opportunities Fund, Small Company Growth Fund, Small Company Value Fund, Specialized Health Sciences Fund and the Specialized Technology Fund, nineteen Funds of Wells Fargo Funds Trust, dated November 8, 2002, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.


       /s/ KPMG LLP
 -------------------------
         KPMG LLP
 San Francisco, California
       June 5, 2003